UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 3, 2007

CoConnect, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7430 S. Creek Road, Suite 102, Sandy, Utah 84093

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code (801) 243-7948

___________________________________________

(Former address if changed since the last report)

Item 8.01

Other Events

The Company has determined that it is in its best interest to effect a reverse split of its common stock on a 1 share for 20 shares basis. The reverse split will take place at the beginning of business on or about July 13, 2007. For further information please contact the Company’s legal counsel, David Black at (801) 484-3017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2007

CoConnect, Inc.

By: /s/ Richard Ferguson

Richard Ferguson

President

2